                                                                     Exhibit 4.2

                      AMENDMENT NO. 1 TO CREDIT AGREEMENT


     This Amendment No. 1 to Credit Agreement (this "Amendment Agreement") is entered into as of April 3, 1998 by and among Midas, Inc. and Midas International Corporation (the "Borrowers"), the undersigned lenders (the "Lenders"), The First National Bank of Chicago, as Administrative Agent (the "Agent"), and Credit Suisse First Boston, as Co-Agent (the "Co-Agent").

                             W I T N E S S E T H :

     WHEREAS, the Borrowers, the Lenders, the Agent and the Co-Agent entered into that certain Credit Agreement dated as of January 22, 1998 (the "Credit Agreement"); and

     WHEREAS, the Borrowers, the Lenders, the Agent and the Co-Agent have agreed to amend the Credit Agreement on the terms and conditions herein set forth.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Defined Terms. Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to such terms in the Credit Agreement, as amended hereby.

2.   Amendments to Credit Agreement.

     2.1 Article VI of the Credit Agreement is hereby amended by (a) deleting clause (a) of Section 6.20 in its entirety and replacing it with the following:

     (a) Subject to the last sentence of this Section 6.20, to have terms (other than pricing terms) which, taken as a whole, are more favorable to the holders of such Senior Notes than the terms set forth in this Agreement and (b) adding the following sentence to the end of Section 6.20:

     The provisions of clause (a) of this Section 6.20 shall not apply to any Indebtedness that is registered with the Securities and Exchange Commission at any time at which Midas maintains Investment Grade Ratings on its long term unsecured debt.

     2.2  Article VII of the Credit Agreement is hereby amended by (a) deleting
Section 7.3 in its entirety and replacing it with the following:

     7.3 The breach of any of the terms or provisions of Section 6.2, 6.3, 6.10, 6.11, 6.12, 6.14, 6.18, 6.19 or 6.20.

and (b) deleting Section 7.5 in its entirety and replacing it with the following:

          7.5 Failure of Midas or any of its Subsidiaries to pay when due any Indebtedness aggregating in excess of $10,000,000 ("Material Indebtedness"); or the default by Midas or any of its Subsidiaries in the performance (beyond the applicable grace period with respect thereto, if any) of any term, provision or condition contained in any agreement under which any such Material Indebtedness was created or is governed, or any other event shall occur or condition exist, the effect of which default or event is to cause, or to permit the holder or holders of such Material Indebtedness to cause, such Material Indebtedness to become due prior to its stated maturity; or any Material Indebtedness of Midas or any of its Subsidiaries shall be declared to be due and payable or required to be prepaid or repurchased (other than by a regularly scheduled payment or prepayment) prior to the stated maturity thereof; or Midas or any of its Subsidiaries shall not pay, or admit in writing its inability to pay, its debts generally as they become due.

3. Conditions Precedent. This Amendment Agreement shall become effective as of the date first above written; provided, that the Agent has received counterparts of this Amendment Agreement duly executed by each Borrower and each Lender.

4.   Representations and Warranties of the Borrowers.

     4.1 Each Borrower represents and warrants that the execution, delivery and performance by such Borrower of this Amendment Agreement have been duly authorized by all necessary corporate action and that this Amendment Agreement is a legal, valid and binding obligation of such Borrower, enforceable against such Borrower in accordance with its terms, except as the enforcement thereof may be subject to (a) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and (b) general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law).

     4.2 Each Borrower hereby certifies that each of the representations and warranties contained in the Credit Agreement is true and correct in all material respects on and as of the date hereof as if made on the date hereof, except to the extent that any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall be true and correct on and as of such earlier date.

5.   Reference to and Effect on the Credit Agreement.

     5.1 Upon the effectiveness of this Amendment Agreement, each reference in the Credit Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import and each reference to the Credit Agreement in each Loan Document shall mean and be a reference to the Credit Agreement as amended hereby.

     5.2 Except as specifically amended above, all of the terms, conditions and covenants of the Credit Agreement and the other Loan Documents shall remain unaltered and in full force and effect and shall be binding upon each Borrower in all respects and are hereby ratified and confirmed.

     5.3 The execution, delivery and effectiveness of this Amendment Agreement shall not operate as a waiver of (a) any right, power or remedy of any Lender or the Agent under the Credit Agreement or any of the Loan Documents, or (b) any Default or Unmatured Default under the Credit Agreement.

6. Costs and Expenses. Each Borrower agrees, jointly and severally, to pay on demand all costs and expenses of the Agent in connection with the preparation, execution and delivery of this Amendment Agreement, including the reasonable fees and out-of-pocket expenses of counsel for the Agent with respect thereto.

7. CHOICE OF LAW. THIS AMENDMENT AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF ILLINOIS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

8. Execution in Counterparts. This Amendment Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

9. Headings. Section headings in this Amendment Agreement are included herein for convenience of reference only and shall not constitute a part of this Amendment Agreement for any other purposes.



                          [signature page to follow]

     IN WITNESS WHEREOF, the Borrowers, the Agent, the Co-Agent and the Lenders have executed this Amendment Agreement as of the date first above written.

                              MIDAS, INC.


                              By: /s/ Christian Pappas
                                  -------------------------------------

                              Title: Vice President and Treasurer
                                     ----------------------------------



                              MIDAS INTERNATIONAL CORPORATION


                              By: /s/ Christian Pappas
                                  -------------------------------------

                              Title: Vice President and Treasurer
                                     ----------------------------------


                              THE FIRST NATIONAL BANK OF CHICAGO,
                                  Individually and as Agent


                              By: /s/ Deborah E. Stevens
                                  -------------------------------------

                              Title: Authorized Agent
                                     ----------------------------------



                              CREDIT SUISSE FIRST BOSTON,
                                  Individually and as Co-Agent


                              By: /s/ Chris T. Horgan
                                  -------------------------------------

                              Title: Vice President
                                     ----------------------------------

                              By: /s/ Kristin Lepri
                                  -------------------------------------

                              Title: Associate
                                     ----------------------------------

                              ABN AMRO BANK N.A.


                              By: /s/ David E. Collignon
                                  ----------------------------------------------

                              Title: Vice President
                                     -------------------------------------------


                              By: /s/ Joann L. Holman
                                  ----------------------------------------------

                              Title: Vice President
                                     -------------------------------------------



                              BANQUE NATIONALE DE PARIS-CHICAGO


                              By: /s/ Arnaud Collin DuBocage
                                  ----------------------------------------------

                              Title:Executive Vice President and General Manager
                                    --------------------------------------------



                              THE FUJI BANK, LIMITED


                              By:  /s/ Peter L. Chinnici
                                  ----------------------------------------------

                              Title: Joint General Manager
                                     -------------------------------------------



                              THE NORTHERN TRUST COMPANY


                              By: /s/ James F.T. Monhart
                                  ----------------------------------------------

                              Title:  Vice President
                                     -------------------------------------------

                              MERCANTILE BANK NATIONAL ASSOCIATION


                              By:  /s/ David Higbee
                                  -----------------------------------

                              Title: Vice President
                                     --------------------------------